UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   May 7, 2010

EQUIFAX INC.
(Exact name of registrant as specified in Charter)

Georgia	001-06605	58-0401110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1550 Peachtree Street, N.W., Atlanta, Georgia		30309
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (404) 885-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 7, 2010, Equifax Inc. (the “Company”) held its annual meeting of shareholders in Atlanta, Georgia (“Annual Meeting”). As of March 3, 2010, the Company’s record date, there were a total of 126,249,327 shares of Common Stock, par value $1.25 per share, outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 109,797,617 shares of Common Stock were represented in person or by proxy, therefore a quorum was present.

The shareholders of the Company voted on the following items at the Annual Meeting:

1.	The election of four directors to one-year terms ending in 2011; and

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2010.

Broadridge Financial Solutions, Inc., the Company’s duly appointed independent inspector of elections, reported the vote of the shareholders as follows:

	Number of shares outstanding at the record date	Total shares present in person or by proxy

Common stock	126,249,327	109,797,617

Votes regarding the election of the nominees listed below as directors of the Company were as follows:

Director	For	Against	Abstain	Broker Non-votes

Robert D. Daleo	98,091,837	306,491	309,356	11,089,934
Walter W. Driver, Jr.	97,975,705	411,685	320,294	11,089,934
L. Phillip Humann	92,380,730	6,010,043	316,911	11,089,934
Mark B. Templeton	98,051,388	338,660	317,636	11,089,934

Based on the votes set forth above, the foregoing persons were duly elected to serve as directors for a term expiring at the annual meeting of shareholders in 2011 or until their respective successors have are elected and qualified.

Other directors continuing in office following the Annual Meeting were James E. Copeland, Jr., Mark L. Feidler, Siri S. Marshall, John A. McKinley and Richard F. Smith. William W. Caufield has announced his retirement from the Board of Directors effective as of June 1, 2010.

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2010 received the following votes:

For	108,944,703
Against	546,697
Abstain	306,217
Broker non-votes	0

Based on the votes set forth above, the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company to serve for the fiscal year 2010 was duly ratified by the Company’s shareholders.

Item 7.01.   Regulation FD Disclosure.

The information disclosed under Item 5.07 is incorporated in this item by reference.

On May 7, 2010, the Company issued a press release announcing, among other matters disclosed, that its Board of Directors has authorized the repurchase of up to an additional $150 million of its common stock in connection with a previously authorized share repurchase program.   This amount is in addition to the approximately $112.6 million unused Board authorization which was available at March 31, 2010 under the existing share repurchase program.  Repurchases under the program will be effected from time to time through open market and privately negotiated transactions, subject to market conditions.  The program has no stated expiration date.  A copy of this press release is furnished as Exhibit 99.1 to this Form 8-K.

The information provided in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(c)

Exhibit No.	Description

99.1	Press release of Equifax Inc. dated May 7, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2010	EQUIFAX INC.

/ S /KENT E. MAST
Kent E. Mast
Corporate Vice President and Chief Legal Officer

Exhibit Index

The following exhibit is being furnished with this report:

Exhibit No.	Description

99.1	Press release of Equifax Inc. dated May 7, 2010